Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of ZiLOG, Inc. on Form 10-Q for the three-month transition period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James Thorburn, as Chief Executive Officer of ZiLOG, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge that the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of ZiLOG, Inc.

Date: January 31, 2006

/s/ James M. Thorburn
James M. Thorburn
Chairman and Chief Executive Officer

In connection with the Transition Report of ZiLOG, Inc. on Form 10-Q for the three-month transition period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Perry J. Grace, as Chief Financial Officer of ZiLOG, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge that the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of ZiLOG, Inc.

Date: January 31 , 2006

/s/ Perry J. Grace
Perry J. Grace
Vice President and Chief Financial Officer